SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

Intellect Neurosciences, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-128226	20-8329066
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Ave., Suite 101 Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On March 31, 2017, Intellect Neurosciences, Inc. (the “Company”) and Shire (each, a “Party” and together, the “Parties”) executed a Termination and Release of Claims Letter Agreement effective as of March 22, 2017 (the “Termination Agreement”) relinquishing their respective rights under the Exclusive License Agreement dated as of September 29, 2011 between the Company and ViroPharma Incorporated, which Shire acquired through a merger in 2014 (the “License Agreement”).

Pursuant to the terms of the Termination Agreement, the License Agreement is terminated in its entirety, except for certain provisions that survive the termination as specified in the Termination Agreement, and each Party has agreed to release the other Party from any and all existing and future claims, with the exceptions noted in the Termination Agreement.

The Termination Agreement constitutes an agreement to terminate the License Agreement and is not in any way an admission of liability or breach by a Party to the Licensing Agreement.

The description of the Termination Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete text of the Termination Agreement filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01 Exhibits.

Exhibit	Description
3.1	Termination and Release of Claims Letter Agreement, dated March 22, 2017, between the Company and the signatories named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTELLECT NEUROSCIENCES, INC

Dated: April 24, 2017	By:	/s/ Elliot Maza
Name: Elliot Maza Title: Chief Executive Officer